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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 as amended, registration number 333-44648, of our reports dated January 30, 2001 (except with respect to the matter discussed in Note 16, as to which the date is March 28, 2001) included in the Metricom, Inc.'s Form 10-K/Amended for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.